Exhibit 99.1

            America Service Group Announces Second Quarter Results;
                            Returns to Profitability

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--August 1, 2006--America Service Group Inc. (NASDAQ:ASGR):

     Second Quarter Highlights:

     --   Net income of $514,000 in the quarter

     --   Gross margin of 6.3% in the quarter

     --   Adjusted EBITDA of $4.2 million in the quarter

     -- Company updates second quarter activity related to stock repurchase program

     --   Company reduces guidance for full-year 2006 results

     America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter ended June 30, 2006, its first profitable quarter since the second quarter of 2005, updated second quarter activity related to its stock repurchase program and reduced its previous guidance for full-year 2006 results.
     Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "Although the Company has returned to profitability, significant challenges need to be resolved with certain healthcare contracts and the pharmacy business."

     FAS 144 Impact on Income Statement Presentation Format

     As noted in its 2005 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
     As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization and share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

     Results for Second Quarter and Six Months Ended June 30, 2006

     Healthcare revenues from continuing contracts for the second quarter of 2006 were $160.2 million, an increase of 14.9% over the prior year quarter. Healthcare revenues from continuing contracts for the six months ended June 30, 2006, were $327.3 million, an increase of 20.2% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the second quarter of 2006 were $159.9 million, a decrease of 9.0% compared with the prior year quarter. Total Revenues for the second quarter of 2006 were impacted by a reduction of $7.5 million from the second quarter of 2005 in aggregate cap revenues. Total Revenues for the six months ended June 30, 2006, were $327.5 million, a decrease of 5.2% compared with the prior year period.
     Healthcare expenses from continuing contracts for the second quarter of 2006 were $150.1 million, or 93.7% of healthcare revenues, as compared with $128.2 million, or 91.9% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the six months ended June 30, 2006, were $307.9 million, or 94.1% of healthcare revenues, as compared with $249.6 million, or 91.6% of healthcare revenues, in the prior year period. Included in healthcare expenses from continuing contracts is share-based compensation expense of $106,000 and $217,000 for the second quarter of 2006 and the six months ended June 30, 2006, respectively. The increase in healthcare expenses from continuing contracts as a percentage of revenues, when compared with the prior year quarter and first six months, is primarily due to losses incurred at Secure Pharmacy Plus ("SPP") and under the Company's contracts with the Vermont Department of Corrections, Wyoming Department of Corrections and Florida Department of Corrections. The losses at SPP were reduced significantly in the second quarter of 2006 as compared with the first quarter. However, this improvement was offset by increased losses under the Vermont and Wyoming contracts. A new contract with the Wyoming Department of Corrections commenced July 1, 2006. The Company expects a significant improvement in the financial performance of this contract as a result. The Florida Department of Corrections contract generated slight losses in the second quarter of 2006, as compared with marginal profitability in the first quarter. The Company has initiated discussions with both the Vermont Department of Corrections and Florida Department of Corrections as to potential alternatives that the Company believes could improve the future financial performance of each of these contracts. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2006 were $150.0 million, or 93.8% of Total Revenues, as compared with $163.9 million, or 93.3% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2006, were $308.4 million, or 94.2% of Total Revenues, as compared with $321.4 million, or 93.1% of Total Revenues, in the prior year period.
     Gross margin from continuing contracts for the second quarter of 2006 was $10.1 million, or 6.3% of healthcare revenues, as compared with $11.3 million, or 8.1% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the six months ended June 30, 2006, was $19.4 million, or 5.9% of healthcare revenues, as compared with $22.8 million, or 8.4% of healthcare revenues, in the prior year period. Included in gross margin from continuing contracts is share-based compensation expense of $106,000 and $217,000 for the second quarter of 2006 and the six months ended June 30, 2006, respectively. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2006 was $9.9 million, or 6.2% of Total Revenues, as compared with $11.8 million, or 6.7% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2006, was $19.1 million, or 5.8% of Total Revenues, as compared with $23.9 million, or 6.9% of Total Revenues, in the prior year period.
     Selling, general and administrative expenses for the second quarter of 2006 were $6.6 million, or 4.1% of healthcare revenues, as compared with $4.3 million, or 3.1% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2006, were $12.5 million, or 3.8% of healthcare revenues, as compared with $8.6 million, or 3.2% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $916,000 and $1.9 million for the second quarter of 2006 and the six months ended June 30, 2006, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the second quarter of 2006 were 3.6%, as compared with 2.5% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the six months ended June 30, 2006, were 3.3%, as compared with 2.5%, in the prior year period.
     Expenses related to the Audit Committee investigation into certain matters at SPP, the findings of which were reported on March 15, 2006, for the second quarter of 2006 were $1.0 million. Audit Committee investigation and related expenses for the six months ended June 30, 2006, were $4.6 million. The Company currently estimates that it will record an additional $400,000 to $900,000 of expenses in subsequent periods related to the Audit Committee's investigation into certain matters at SPP.
     Adjusted EBITDA for the second quarter of 2006 was $4.2 million, as compared with $7.5 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2006, was $8.4 million, as compared with $15.2 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
     Depreciation and amortization expense for the second quarter of 2006 was $1.1 million, as compared with $982,000 in the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2006, was $2.0 million, as compared with $1.9 million in the prior year period.
     Income from operations for the second quarter of 2006 was $1.4 million, as compared with $5.5 million in the prior year quarter. Income from operations for the six months ended June 30, 2006, was $264,000, as compared with $11.7 million in the prior year period. Negatively impacting the current year results is the $2.1 million of share-based compensation expense ($1.0 million in the second quarter) and the $4.6 million of Audit Committee investigation and related expenses ($1.0 million in the second quarter). Negatively impacting the prior year results is $451,000 of discontinued acquisition expenses in the second quarter of 2005.
     Net interest expense for the first quarter of 2006 was $502,000, as compared with $265,000 in the prior year quarter. Net interest expense for the six months ended June 30, 2006, was $1.0 million, as compared with $543,000 in the prior year period.
     Income from continuing operations before income taxes for the second quarter of 2006 was $921,000, as compared with $5.5 million in the prior year quarter. The loss from continuing operations before income taxes for the six months ended June 30, 2006, was $751,000, as compared with income from continuing operations before income taxes of $11.4 million in the prior year period. Negatively impacting the current year results is the $2.1 million of share-based compensation expense ($1.0 million in the second quarter) and the $4.6 million of Audit Committee investigation and related expenses ($1.0 million in the second quarter). Negatively impacting the prior year results is $451,000 of discontinued acquisition expenses in the second quarter of 2005, partially offset by the positive impact of $249,000 of late fee income also recorded in the second quarter of 2005.
     The income tax provision for the second quarter of 2006 was $277,000, as compared with $2.2 million in the prior year quarter. The income tax benefit for the six months ended June 30, 2006, was $403,000, as compared with an income tax provision of $4.6 million in the prior year period.
     Income from continuing operations for the second quarter of 2006 was $644,000, as compared with $3.3 million in the prior year quarter. The loss from continuing operations for the six months ended June 30, 2006, was $348,000, as compared with income from continuing operations of $6.8 million in the prior year period. Negatively impacting the current year results is the pre-tax $2.1 million of share-based compensation expense ($1.0 million in the second quarter) and the pre-tax $4.6 million of Audit Committee investigation and related expenses ($1.0 million in the second quarter). Negatively impacting the prior year results is the pre-tax $451,000 of discontinued acquisition expenses in the second quarter of 2005, partially offset by the positive impact of the pre-tax $249,000 of late fee income also recorded in the second quarter of 2005.
     The loss from discontinued operations, net of taxes, for the second quarter of 2006 was $130,000, as compared with $453,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the six months ended June 30, 2006, was $286,000, as compared with $146,000 in the prior year period. Negatively impacting the prior year results is the pre-tax $1.3 million increase in the Company's loss contract reserve recorded in the second quarter of 2005.
     Net income for the second quarter of 2006 was $514,000, or $0.05 basic and diluted per common share, as compared with $2.8 million, or $0.26 basic and diluted per common share. The net loss for the six months ended June 30, 2006, was $634,000, or $0.06 basic and diluted per common share, as compared with net income of $6.7 million, or $0.62 basic and $0.60 diluted per common share in the prior year period. Negatively impacting the current year results is the pre-tax $2.1 million of share-based compensation expense ($1.0 million in the second quarter) and the pre-tax $4.6 million of Audit Committee investigation and related expenses ($1.0 million in the second quarter). Negatively impacting the prior year results is the pre-tax $451,000 of discontinued acquisition expenses, as well as the pre-tax $1.3 million increase in the Company's loss contract reserve, partially offset by the positive impact of the pre-tax $249,000 of late fee income, all of which were recorded in the second quarter of 2005.
     Cash and cash equivalents were $10.0 million at June 30, 2006, as compared with cash, cash equivalents and restricted cash of $20.3 million at March 31, 2006, and $4.2 million at December 31, 2005. Total debt outstanding was $18.9 million at June 30, 2006, as compared with $12.5 million at March 31, 2006, and December 31, 2005. Days sales outstanding in accounts receivable were 54 days at June 30, 2006, as compared with 52 days at March 31, 2006, and 61 days at December 31, 2005. Included in healthcare accounts receivable net of reserves at June 30, 2006, is approximately $4.9 million of receivables related to contracts that expired prior to December 31, 2004. The Company believes that these receivables are contractually due under the terms of the respective expired contracts. However, due to the age of the receivables and the lack of an ongoing business relationship between the Company and the clients, there is a heightened risk of collectibility related to these receivables. Nevertheless, the Company intends to take all necessary measures in order to collect these receivables.

     Update on Stock Repurchase Program

     On July 26, 2005, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over an approximate 24-month period. The Company intends to repurchase common stock under this program from time to time in accordance with Securities and Exchange Commission requirements and subject to ongoing reviews of the Company's operating cash flow requirements. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.
     The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash generated from operations and also from funds on hand, including amounts available under the Company's credit facility.
     The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company's discretion.
     During the second quarter of 2006, the Company repurchased and retired 217,000 shares of its common stock for approximately $3.0 million. The Company suspended its repurchase activity for a portion of the second quarter while it reviewed an unsolicited proposal from a third party to acquire the pharmacy services business of SPP. The Company was unable to reach agreement with the potential buyer on terms acceptable to the Company for this potential transaction and has therefore terminated such discussions.
     Since the inception of the stock repurchase program, the Company has repurchased and retired 366,100 shares of its common stock for approximately $6.0 million. As of July 26, 2006, the Company had approximately 10.8 million shares outstanding.

     2006 Guidance

     The Company is reducing its previous guidance for full-year 2006 results, primarily as a result of the underperformance of its Florida Department of Corrections contract. Consistent with past practice, the Company's guidance for full-year 2006 results does not consider the impact of any potential new business. Contracts currently in operation are included in the guidance for full-year 2006 results through the end of the year, unless the Company has previously been notified otherwise by the client.


The Company's guidance for estimated full-year 2006 results (adjusted for the items discussed in detail in the footnotes) is summarized below:

Total Revenues (1)                              $650 - 660 million
Depreciation, amortization and
 interest expense (1)                           $6.5 million
Adjusted pre-tax income (2)                     $13.0 - 13.5 million
Effective tax rate                              41%
Adjusted net income (2)                         $7.7 - 8.0 million
Weighted average common shares
 outstanding - diluted                          10.6 million
Adjusted net income per common
 share - diluted (2)                            $0.72 - 0.75

(1)  From continuing and discontinued contracts
(2) From continuing and discontinued contracts and adjusted to exclude the pre-tax negative impact of $5.0 million to $5.5 million (or $0.28 to $0.31 per diluted common share) of estimated Audit Committee investigation and related expenses expected to be recorded in 2006 and the $4.5 million (or $0.25 per diluted common share) of estimated share-based compensation expense expected to be recorded in 2006 as a result of the Company's adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), effective January 1, 2006.


     Conference Call

     A listen-only simulcast and replay of America Service Group's second quarter 2006 results conference call will be available online at www.asgr.com or www.earnings.com on August 2, 2006, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

     This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
     The most directly comparable GAAP measures for the guidance provided by the Company are: Healthcare Revenues; Income from Continuing Operations Before Income Taxes; Depreciation and Amortization; and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- risks arising from the possibility that we may be unable to collect accounts receivable;

     -- the Company's ability to retain existing client contracts and obtain new contracts;

     -- whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                         Three Months Ended
                               ---------------------------------------
                               June 30,    % of    June 30,    % of
                                 2006    Revenue     2005    Revenue
                               --------  --------  --------  --------
Healthcare revenues            $160,247     100.0  $139,479     100.0
Healthcare expenses             150,129      93.7   128,212      91.9
                               --------  --------  --------  --------
   Gross margin                  10,118       6.3    11,267       8.1
Selling, general and
 administrative expenses          6,611       4.1     4,329       3.1
Discontinued acquisition
 expenses                          --        --         451       0.4
Audit Committee investigation
 and related expenses             1,028       0.6      --        --
Depreciation and amortization     1,056       0.7       982       0.7
                               --------  --------  --------  --------
   Income from operations         1,423       0.9     5,505       3.9
Interest, net                       502       0.3       265       0.2
Late fee income                    --        --         249       0.2
                               --------  --------  --------  --------
   Income from continuing
    operations before income
    tax provision                   921       0.6     5,489       3.9
Income tax provision                277       0.2     2,197       1.5
                               --------  --------  --------  --------
   Income from continuing
    operations                      644       0.4     3,292       2.4
Loss from discontinued
 operations, net of taxes          (130)     (0.1)     (453)     (0.4)
                               --------  --------  --------  --------
     Net income                    $514       0.3    $2,839       2.0
                               ========  ========  ========  ========

Income (loss) per
 common share - basic:
  Income from
   continuing operations          $0.06               $0.30
  Loss from discontinued
   operations, net of taxes       (0.01)              (0.04)
                               --------            --------
     Net income                   $0.05               $0.26
                               ========            ========

Income (loss) per
 common share - diluted:
  Income from
   continuing operations          $0.06               $0.30
  Loss from discontinued
   operations, net of taxes       (0.01)              (0.04)
                               --------            --------
     Net income                   $0.05               $0.26
                               ========            ========

Weighted average common
 shares outstanding:
  Basic                          10,784              10,873
                               ========            ========
  Diluted                        10,873              11,123
                               =========           ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                          Six Months Ended
                               --------------------------------------
                               June 30,    % of    June 30,    % of
                                 2006    Revenue     2005    Revenue
                               --------  --------  -------- --------
Healthcare revenues            $327,292     100.0  $272,378     100.0
Healthcare expenses             307,876      94.1   249,625      91.6
                               --------  --------  --------  --------
   Gross margin                  19,416       5.9    22,753       8.4
Selling, general and
 administrative expenses         12,523       3.8     8,633       3.2
Discontinued acquisition
 expenses                          --        --         451       0.2
Audit Committee investigation
 and related expenses             4,597       1.4      --        --
Depreciation and amortization     2,032       0.6     1,943       0.7
                               --------  --------  --------  --------
   Income from operations           264       0.1    11,726       4.3
Interest, net                     1,015       0.3       543       0.2
Late fee income                    --        --         249       0.1
                               --------  --------  --------  --------
   Income (loss) from
    continuing operations
    before income tax
    provision (benefit)            (751)     (0.2)   11,432       4.2
Income tax provision (benefit)     (403)     (0.1)    4,584       1.7
                               --------  --------  --------  --------
   Income (loss) from
    continuing operations          (348)     (0.1)    6,848       2.5
   Loss from discontinued
    operations, net of taxes       (286)     (0.1)     (146)     --
                               --------  --------  --------  --------
     Net income (loss)            $(634)     (0.2)   $6,702       2.5
                               ========  ========  ========  ========

Income (loss) per common
 share - basic:
  Income (loss) from
   continuing operations         $(0.03)              $0.63
  Loss from discontinued
   operations, net of taxes       (0.03)              (0.01)
                               --------            --------
     Net income (loss)           $(0.06)              $0.62
                               ========            ========

Income (loss) per common
 share - diluted:
  Income (loss) from
   continuing operations         $(0.03)              $0.61
  Loss from discontinued
   operations, net of taxes       (0.03)              (0.01)
                               --------            --------
     Net income (loss)           $(0.06)              $0.60
                               ========            ========

Weighted average common
 shares outstanding:
  Basic                          10,775              10,860
                               ========            ========
  Diluted                        10,775              11,142
                               ========            ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   June 30,  Dec. 31,
                                                     2006    2005 (1)
                                                   --------  --------
                                ASSETS

Current assets:
 Cash and cash equivalents                          $10,033  $   --
 Restricted cash                                       --       4,200
 Accounts receivable:  healthcare
  and other, less allowances                         95,281    99,712
 Inventories                                          8,816     6,546
 Prepaid expenses and other current assets           17,716    18,976
 Current deferred tax assets                          8,762     7,575
                                                   --------  --------
Total current assets                                140,608   137,009
Property and equipment, net                           6,766     6,336
Goodwill, net                                        43,813    43,813
Contracts, net                                        6,352     7,166
Other intangibles, net                                  730       845
Other assets                                          7,592    10,068
                                                   --------  --------
     Total assets                                  $205,861  $205,237
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                   $32,924   $36,023
 Accrued medical claims liability                    31,788    31,122
 Accrued expenses                                    46,755    44,478
 Deferred revenue                                     3,322     8,533
 Revolving credit facility classified as current     18,927    12,500
                                                   --------  --------
Total current liabilities                           133,716   132,656
Noncurrent portion of accrued expenses               15,232    15,701
Noncurrent deferred tax liabilities                     876       876
                                                   --------  --------
Total liabilities                                   149,824   149,233
                                                   --------  --------
Stockholders' equity:
 Common stock                                           108       108
 Additional paid-in capital                          54,426    53,759
 Retained earnings                                    1,503     2,137
                                                   --------  --------
Total stockholders' equity                           56,037    56,004
                                                   --------  --------
     Total liabilities and stockholders' equity    $205,861  $205,237
                                                   ========  ========

(1) Certain prior period amounts have been reclassified in order to conform to the current period presentation.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Six Months Ended
                                                         June 30,
                                                   ------------------
                                                     2006       2005
                                                   --------  --------
Cash Flows from Operating Activities
Net income (loss)                                     $(634)   $6,702
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization                       2,051     1,987
  Loss on retirement of fixed assets                      3      --
  Finance cost amortization                              53       291
  Deferred income taxes                                (779)    4,329
  Share-based compensation expense                    2,068        31
  Increase in reserve for loss contracts               --       1,295
  Excess tax benefits from
   share-based compensation expense                    (408)       81
Changes in operating assets and liabilities:
  Accounts receivable, net                            4,431     3,527
  Inventories                                        (2,270)      298
  Prepaid expenses and other current assets           1,260     1,065
  Other assets                                        2,423     3,991
  Accounts payable                                   (3,099)   (6,349)
  Accrued medical claims liability                      666     2,615
  Accrued expenses                                    1,808     2,476
  Deferred revenue                                   (5,211)   (9,976)
  Loss contract reserve utilization                    --      (7,357)
                                                   --------  --------
     Net cash provided by operating activities        2,362     5,006
                                                   --------  --------

Cash Flows from Investing Activities
Capital expenditures                                 (1,554)   (1,829)
                                                   --------  --------
     Net cash used in investing activities           (1,554)   (1,829)
                                                   --------  --------

Cash Flows from Financing Activities
Net borrowings on line of credit                      6,427      --
Share repurchases                                    (2,980)     --
Reduction in restricted cash used to
 collateralize letters of credit                      4,200      --
Excess tax benefits from share-based
 compensation expense                                   408      --
Issuance of common stock                                215       369
Exercise of stock options                               955       747
                                                   --------  --------
     Net cash provided by financing activities        9,225     1,116
                                                   --------  --------

Net increase in cash and cash equivalents            10,033     4,293
Cash and cash equivalents at beginning of period       --       7,191
                                                   --------  --------
Cash and cash equivalents at end of period          $10,033   $11,484
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
     SCHEDULES OF LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                         Three Months Ended
                               --------------------------------------
                               June 30,    % of    June 30,   % of
                                 2006    Revenue     2005    Revenue
                               --------  --------  --------  --------
Healthcare revenues               $(356)   (100.0)   36,217     100.0
Healthcare expenses                 (18)     (5.1)   35,653      98.4
Increase in reserve
 for loss contracts                --        --       1,295       3.6
                               --------  --------  --------  --------
   Gross margin                    (338)    (94.9)     (731)     (2.0)
Depreciation and amortization        10       2.8        21       0.1
Interest, net                         6       1.7         3    --
                               --------  --------  --------  --------
   Loss from discontinued
    operations before
    income taxes                   (354)    (99.4)     (755)     (2.1)
Income tax benefit                 (224)    (62.9)     (302)     (0.8)
                               --------  --------  --------  --------
Loss from discontinued
 operations, net of taxes         $(130)    (36.5)    $(453)     (1.3)
                               ========  ========  ========  ========

                                          Six Months Ended
                               --------------------------------------
                               June 30,    % of    June 30,    % of
                                 2006     Revenue    2005     Revenue
                               --------  --------  --------  --------
Healthcare revenues                $162     100.0   $72,876     100.0
Healthcare expenses                 745     459.9    71,775      98.5
Increase in reserve
 for loss contracts                --        --       1,295       1.8
                               --------  --------  --------  --------
   Gross margin                    (583)   (359.9)     (194)     (0.3)
Depreciation and amortization        19      11.7        44      --
Interest, net                        16       9.9         5      --
                               --------  --------  --------  --------
   Loss from discontinued
    operations before
    income taxes                   (618)   (381.5)     (243)     (0.3)
Income tax benefit                 (332)   (205.0)      (97)     (0.1)
                               --------  --------  --------  --------
Loss from discontinued
 operations, net of taxes         $(286)   (176.5)     (146)     (0.2)
                               ========  ========  ========  ========


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures are included below.

                            ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


           RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        June 30,
                                                   --------  --------
                                                     2006      2005
                                                   --------  --------
Net income                                             $514    $2,839
Depreciation, interest and taxes included in loss
 from discontinued operations, net of taxes            (208)     (278)
Increase in loss contract reserve included in loss
 from discontinued operations, net of taxes            --       1,295
Income tax provision                                    277     2,197
Interest, net                                           502       265
Late fee income                                        --        (249)
Depreciation and amortization                         1,056       982
Discontinued acquisition expenses                      --         451
Audit Committee investigation and related expenses    1,028      --
Share-based compensation expense
 included in healthcare expenses                        106      --
Share-based compensation expense included in
 selling, general and administrative expenses           916      --
                                                   --------  --------
Adjusted EBITDA                                      $4,191    $7,502
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006       2005
                                                   --------  --------
Net income (loss)                                     $(634)   $6,702
Depreciation, interest and taxes included in loss
 from discontinued operations, net of taxes            (297)      (48)
Increase in loss contract reserve included in loss
 from discounted operations, net of taxes              --       1,295
Income tax provision (benefit)                         (403)    4,584
Interest, net                                         1,015       543
Late fee income                                        --        (249)
Depreciation and amortization                         2,032     1,943
Discontinued acquisition costs                         --         451
Audit Committee investigation and related expenses    4,597      --
Share-based compensation expense
 included in healthcare expenses                        217      --
Share-based compensation expense included in
 selling, general and administrative expenses         1,852      --
                                                   --------  --------
Adjusted EBITDA                                      $8,379   $15,221
                                                   ========  ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.


       RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Healthcare revenues                                $160,247  $139,479
Healthcare revenues included in loss
 from discontinued operations, net of taxes            (356)   36,217
                                                   --------  --------
Total Revenues                                     $159,891  $175,696
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Healthcare revenues                                $327,292  $272,378
Healthcare revenues included in loss
 from discontinued operations, net of taxes             162    72,876
                                                   --------  --------
Total Revenues                                     $327,454  $345,254
                                                   ========  ========


  RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Healthcare expenses                                $150,129  $128,212
Healthcare expenses included in loss
 from discontinued operations, net of taxes             (18)   35,653
Share-based compensation expense
 included in healthcare expenses                       (106)     --
                                                   --------  --------
Total Healthcare Expenses                          $150,005  $163,865
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Healthcare expenses                                $307,876  $249,625
Healthcare expenses included in loss
 from discontinued operations, net of taxes             745    71,775
Share-based compensation expense
 included in healthcare expenses                       (217)     --
                                                   --------  --------
Total Healthcare Expenses                          $308,404  $321,400
                                                   ========  ========


         RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Gross margin                                        $10,118   $11,267
Gross margin included in loss
 from discontinued operations, net of taxes            (338)     (731)
Increase in loss contract reserve included in loss
 from discontinued operations, net of taxes            --       1,295
Share-based compensation expense
 included in gross margin                               106      --
                                                   --------  --------
Total Gross Margin                                   $9,886   $11,831
                                                   ========  ========


                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2006       2005
                                                   --------  --------
Gross margin                                        $19,416   $22,753
Gross margin included in loss
 from discontinued operations, net of taxes            (583)     (194)
Increase in loss contract reserve included in loss
 from discontinued operations, net of taxes            --       1,295
Share-based compensation expense included in
 gross margin                                           217      --
                                                   --------  --------
Total Gross Margin                                  $19,050   $23,854
                                                   ========  ========


     CONTACT: America Service Group Inc., Brentwood
              Michael Catalano or Michael W. Taylor, 615-373-3100